UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Glucotrack, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on July 27, 2026 (the “Original Report”). The Company is filing this Amendment to (i) update the description of the material terms of the Exchange Agreement (as defined in Item 1.01 below) to reflect the terms of the Exchange Agreement, which supersedes and replaces in its entirety the exchange agreement dated July 22, 2026 (the “Original Exchange Agreement”) previously filed as Exhibit 10.1 to the Original Report, and (ii) file the Exchange Agreement as Exhibit 10.1 to this Amendment. This Amendment amends and restates the Original Report in its entirety, and the Original Exchange Agreement is hereby superseded and replaced in its entirety by the Exchange Agreement attached as Exhibit 10.1 to this Amendment.

Item 1.01. Entry Into a Material Definitive Agreement.

On July 24, 2026, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with an investor (the “Investor”) relating to an existing promissory note previously issued to the Investor on September 12, 2025, in the original principal amount of $3,600,000, with such principal subsequently reduced by $600,000 pursuant to that certain exchange agreement, dated April 13, 2026, by and between the Company and the Investor (the “First Exchange Agreement”), and further reduced by $988,000 pursuant to that certain exchange agreement, dated April 29, 2026, by and between the Company and the Investor (the “Second Exchange Agreement”) (as modified, the “Original Note”). The Exchange Agreement supersedes and replaces in its entirety the Original Exchange Agreement.

Pursuant to the Exchange Agreement, the Company and the Investor partitioned a new promissory note in the original principal amount of $900,000 (the “Partitioned Note”) from the Original Note. Following such partition, the outstanding balance of the Original Note was reduced by an amount equal to the initial outstanding balance of the Partitioned Note, and the Original Note otherwise remains in full force and effect in accordance with its terms.

Under the Exchange Agreement, the Company and the Investor further agreed that the Investor may, from time to time, exchange all or any portion of the Partitioned Note for shares of the Company’s common stock, par value $0.001 per share (the “Exchange Shares”). The number of Exchange Shares issuable in connection with the exchange is calculated by dividing the original principal amount of the Partitioned Note by the “Minimum Price,” which is equal to the lower of (A) the Nasdaq Official Closing Price of the common stock immediately preceding the execution of the Exchange Agreement, or (B) the arithmetic average of the five Nasdaq Official Closing Prices for the common stock immediately preceding the execution of the Exchange Agreement. Pursuant to the Exchange Agreement, the Exchange Shares shall be delivered to the Investor on or before August 31, 2026. Each exchange consists solely of the surrender and cancellation of the applicable portion of the Partitioned Note in exchange for the issuance of the Exchange Shares, with no cash or other consideration paid by the Investor.

The issuance of the Exchange Shares is subject to a beneficial ownership limitation, which generally restricts the Company from issuing shares to the Investor to the extent that such issuance would cause the Investor and its affiliates to beneficially own more than 9.99% of the Company’s outstanding common stock, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent the limitation applies, the Exchange Shares may be issued in one or more tranches, and any portion of the Partitioned Note not exchanged as a result of the limitation will remain outstanding and exchangeable in accordance with the terms of the Exchange Agreement.

The Partitioned Note was issued in a private placement to the Investor pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares are being issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Exchange Shares will be issued in exchange for other outstanding securities of the Company; (b) there will be no additional consideration delivered by the Investor in connection with the exchange; and (c) there will be no commissions or other remuneration paid by the Company in connection with the exchange.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a form which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Exchange Agreement, dated July 24, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2026

GLUCOTRACK, INC.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer